Exhibit 99.1

Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Appoints Jon Bortz to Board of Directors

LOS ANGELES (December 3, 2025)—Hudson Pacific Properties, Inc. (NYSE: HPP), a unique provider of end-to-end real estate solutions for tech and media tenants, today announced the election of Jon Bortz to the company’s Board of Directors, and the retirement of Jonathan Glaser, both effective December 2, 2025.

Bortz is the Founder, Chairman & CEO of Pebblebrook Hotel Trust (NYSE: PEB), which he launched in 2009 and grew into the largest owner of urban and resort lifestyle hotels in the U.S. He also founded and serves as Chairman of the Curator Hotel & Resort Collection, a collection of boutique and lifestyle independent hotels and resorts. Before that, Bortz founded LaSalle Hotel Properties (NYSE: LHO), serving as CEO and later Chairman, where he consistently outperformed its hotel REIT peers. He also spearheaded the strategic acquisition of LaSalle Hotel Properties by Pebblebrook for $5.5 billion.

“Jon Bortz is a widely respected and accomplished executive who will bring a unique perspective to our Board of Directors,” said Victor Coleman, Hudson Pacific’s Chairman and CEO. “His strategic vision, combined with four decades of experience founding, scaling and leading highly successful public REITs, will be invaluable to Hudson Pacific as we continue to reposition and strengthen our platform.”

Coleman added, “We are also profoundly grateful for Jonathan Glaser’s many years of service. Since our IPO, his strategic insight, commitment to strong governance and steady leadership have been instrumental in guiding the company through pivotal moments and advancing our long-term vision.”

Glaser commented, “Serving on Hudson Pacific’s Board for the past 15 years has been a privilege, and collaborating with such a dedicated and capable team has been incredibly rewarding. I am confident that Jon Bortz’s experience and insights will further strengthen the company and contribute meaningfully to long-term value creation for shareholders."

About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters
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Exhibit 99.1

Hudson Pacific Properties, Inc.
Press Release

that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the company from time to time with the SEC.

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

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